Exhibit 10.1

INCENTIVE AWARD AGREEMENT

Performance-Based RSU AWARD AGREEMENT

THIS AGREEMENT, effective as of _____ (the “Award Date”), by and between Intersections Inc. (the “Corporation”) and ______ (the “Holder”).

WHEREAS, the Corporation has established the 2014 Stock Incentive Plan, as amended from time to time (the “Plan”) pursuant to which restricted stock units (“RSUs”), may be awarded to employees, directors, consultants and independent contractors of the Corporation and its Subsidiaries; and

WHEREAS, an RSU constitutes an unfunded and unsecured promise of the Corporation to deliver (or cause to be delivered) to the Holder, subject to the terms of this Agreement, a share of common stock, par value $0.01 of the Corporation (the “Share”) on a delivery date as provided herein (the Shares that are deliverable to the Holder pursuant to the RSUs are hereinafter referred to as “RSU Shares”); and

WHEREAS, it is intended that this Agreement shall set forth the terms, conditions and restrictions imposed with respect to said award of RSUs;

NOW, THEREFORE, the parties hereto agree as follows:

1.PBRSU Award.

(a)Pursuant to the Plan, the Holder has been awarded on the Award Date, the RSUs (the “PBRSU Award”), subject to the terms, conditions and restrictions set forth in the Plan and in this Agreement.  The RSUs granted under this Agreement shall, subject to the attainment of certain Performance Goals (as defined below), vest and become payable in accordance with the terms of this Agreement.  The number of RSUs granted under the PBRSU Award that actually vest and that shall be settled shall be between 0% and [___]%1 of the Target Number of RSUs.  The Threshold Number of RSUs, the Target Number of RSUs and the Maximum Number of RSUs are as set forth on Appendix A hereto.  The Maximum Number of RSUs represents [___]%2 of the Target Number of RSUs.

(b)The PBRSU Award and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference.  Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.Performance Period and Performance Goals.  The performance period for the PBRSU Award shall be the period beginning January 1, 20__ and ending on December 31, 20__ (the “Performance Period”).  Appendix A hereto specifies the performance objectives and related

[1]	For the 2016 grant, this number is 200%.
[2]	See footnote 1.

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business criteria with respect to the Performance Period (the “Performance Goals”).  The Committee shall, prior to the March 15th following the end of the applicable Performance Period, determine and certify the actual level of attainment of the Performance Goals.

3.Vesting and Restrictions.

(a)The RSUs subject to the PBRSU Award shall vest only if and to the extent the Performance Goals are achieved, as provided below, and if the Holders remains continuously employed by the Corporation or a Subsidiary from the Award Date through (and including) [input the first business day following the end of the Performance Period] (the “Vesting Date”).  In no event shall any of the RSUs vest if the Threshold Performance Goal is not achieved.

If the Holder remains continuously employed by the Corporation or a Subsidiary from the Award Date through (and including) the Vesting Date and

i.	the Threshold Performance Goal is achieved, the Holder shall vest in the Threshold Number of RSUs,
ii.	the Target Performance Goal is achieved, the Holder shall vest in the Target Number of RSUs and
iii.	if the Performance Goal is at or above the Maximum Performance Goal, the Holder shall vest in the Maximum Number of RSUs.

In the event the Performance Goal achieved is (x) between the Threshold Performance Goal and the Target Performance Goal, the number of RSUs that will vest shall be interpolated in a linear progression between such goals and (y) between the Target Performance Goal and the Maximum Performance Goals, the number of RSUs that will vest shall be interpolated in a linear progression between such goals. [Notwithstanding anything herein to the contrary, the Committee retains the discretion to adjust the Performance Goals for any PBRSU Award that is not intended to meet the requirements of “qualified performance-based compensation” for purposes of Section 162(m) of the Code.]

(b)Notwithstanding the provisions of Section 3(a) hereof, in the event (i) of the Holder’s death or Disability, or (ii) on or after July 1st of the Performance Period, [(x)] the Holder is terminated by the Corporation and/or Subsidiary without Cause, [or (y) the Holder’s employment with the Corporation and/or Subsidiary is terminated by the Holder by reason of the Holder’s resignation for Good Reason,], the Holder shall immediately be vested as to the lesser of: (1) the number of RSUs, if any, payable based on the actual achievement of the Performance Goal for the Performance Period and (2) the Target Number of RSUs, and the PBRSU Award shall be payable in accordance with the terms of this Agreement.

(c)Notwithstanding the provisions of Section 3(a) and Section 3(b) hereof or the Plan, in the event (i) the Holder is terminated by the Corporation and/or Subsidiary (or a successor) without Cause, [or (ii) the Holder’s employment with the Corporation and/or Subsidiary is terminated by the Holder by reason of the Holder’s resignation for Good Reason,] upon, or within twelve (12) months following, a Change of Control and/or a Sale, the Holder shall immediately be vested as to the greater of: (1) the number of RSUs, if any, payable based

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on the actual achievement of the Performance Goal through the date of termination and (2) the Target Number of RSUs, and the RSU Award shall be payable immediately following termination of employment.  Unless otherwise provided by the Committee at the time of a Change of Control and/or Sale, the RSUs subject to the RSU Award shall not vest upon a Change of Control and/or a Sale, except as provided in the immediately foregoing sentence.

(d)In the event of the Holder’s termination of employment for any reason other than the circumstances set forth in Section 3(b) or Section 3(c) prior to the Vesting Date, the RSUs subject to the PBRSU Award shall be cancelled with no compensation due to the Holder, and the Holder shall have no rights or interests with respect to such RSUs.

4.Delivery of RSU Shares.  RSU Shares are to be delivered on or within a reasonable time after the Committee’s certification of the Performance Goals (or such earlier date as provided in Section 3(c)) (the “Delivery Date”) but in no event later than March 15, 20__.3  On the Delivery Date, the Corporation shall transfer to the Holder one unrestricted, fully transferable Share for each vested RSU subject to the PBRSU Award scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.

5.Ownership, Voting Rights, Duties.  Unless and until the delivery of underlying RSU Shares, the Holder has no rights as a shareholder of the Corporation with respect to the underlying RSU Shares, including no right to vote the underlying RSU Shares or rights to dividends or distributions on the underlying RSU Shares.  The Holder’s rights with respect to the PBRSU Award shall be that of a general unsecured creditor of the Corporation.

6.Holder Bound by the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and by accepting this Award agrees to be bound by all the terms and provisions of the Plan and this Agreement, including, without limitation, the Corporation’s and Subsidiaries’ tax withholding rights with respect to the PBRSU Award and any RSU Shares issued, or cash paid, pursuant thereto.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

7.Compliance with Section 409A. This Agreement and the Plan provisions that apply to this Award are intended to either be exempt from or avoid taxation under Section 409A of the Code.  The Plan and this Agreement shall be interpreted in accordance with the foregoing. The Holder acknowledges that the Corporation has made no representations as to the tax consequences under Section 409A or otherwise of the compensation and benefits provided hereunder and the Holder has been advised to obtain his own tax advice.  Each amount or benefit payable pursuant to this Agreement shall be deemed a separate payment for purposes of Section 409A. If any payments or benefits under this Agreement, constitute “nonqualified deferred compensation” subject to Section 409A at the date of the Holder’s termination of employment, then such payment, to the extent required under Section 409A, shall be made six months and one day after the Holder’s “separation from service” as defined in Section 409A(a)(2)(A)(i) (or if

[3]	To include the calendar year immediately following the end of performance period.

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earlier the date of the Holder’s death), if the Holder is a “specified employee” as defined in Section 409A(a)(2)(B)(i) and as reasonably determined in good faith by the Corporation.

8.Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto; provided, however, that this Agreement may be amended without the consent of the Holder  if such amendment is not adverse in any material respect to the Holder or to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code or as contemplated under the Plan, including without limitation pursuant to Section 15 of the Plan.

9.No Right to an Employment Relationship. The Holder understands and acknowledges that this Agreement is not a contract for employment or service with the Corporation and/or any of its Subsidiaries, and nothing contained herein shall be construed as giving the Holder any right to be retained as an employee of, or provide service to, the Corporation and/or any of its Subsidiaries or affiliates for any period of time.

10.Severability.  Each provision of this Agreement is intended to be severable.  If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, the remaining provisions of this Agreement shall not be affected thereby and shall continue in effect and application to the fullest extent in accordance with their terms.

11.Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

12.Successors in Interest.  This Agreement shall inure to the benefit of, and be binding on, the Corporation and its successors and assigns.  This Agreement shall inure to the benefit of, and be binding on, the Holder and the Holder’s legal representatives.   All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors and administrators.  This Agreement shall not be transferrable or assignable by the Holder other than pursuant to the laws of descent and distribution.

13.Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, any one of which shall constitute an original of this Agreement. When counterparts or facsimile or electronic mail copies have been executed by all parties hereto, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto.  In the event that this Agreement is executed and delivered by way of facsimile transmission or electronic mail, each party delivering a facsimile or electronic mail counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission or electronic mail.

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14.Defined Terms.  In addition to terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement.

(a)“Cause” shall mean that the Holder: (i) has been convicted of, or entered a plea of nolo contendre to, a misdemeanor involving moral turpitude or any felony under the laws of the United States or any state or political subdivision thereof; (ii) has committed an act constituting a breach of fiduciary duty, fraud, gross negligence or willful misconduct; (iii) has engaged in conduct that violated the Corporation’s then existing internal policies or procedures and which is materially detrimental to the business, reputation, character or standing of the Corporation or any of its Subsidiaries; or (iv) after written notice to the Holder and a reasonable opportunity of at least 30 days to cure, the Holder shall continue (x) to be in material breach of his employment agreement with the Corporation; (y) to fail or refuse to attend to the material duties and responsibilities reasonably assigned to him by the Board of Directors consistent with his authority, position and responsibilities on the date hereof; or (z) to be absent excessively for reasons unrelated to disability.

(b)“Disability” shall mean that the Holder is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the service provider’s employer.

(c)[“Good Reason” shall mean one or more of the following without the Holder’s written consent: (i) a material diminution of the Holder’s base salary; (ii) [following a Change in Control] a material diminution in the Holder’s authority, duties or responsibilities; (iii)[the Holder no longer reports directly to the Board of Directors of the Corporation;]  (iv) the relocation of the Holder’s principal office to a location outside a thirty (30) mile radius from the Corporation’s present Chantilly, Virginia location or (v) any other action or inaction that constitutes a material breach of the terms of the Holder’s employment agreement with the Corporation, provided, however, that none of the events described herein will constitute Good Reason unless the Holder has first provided written notice to the Corporation of the occurrence of the applicable event(s) within ninety (90) days of the initial existence of such event and the Corporation fails to cure such event within thirty (30) days after its receipt of such written notice and, if uncured, the termination is effective as of the end of such cure period.]

15.Conflicts.  This Agreement remains subject to the terms of the Plan. To the extent of any conflict between this Agreement and the Plan, the Plan shall control; provided, however, that the Agreement may impose greater restrictions on, or grant lesser rights to, the Holder than the Plan.

16.Entire Agreement.  This Agreement, together with the Plan, constitute the entire agreement between the parties hereto with respect to the PBRSU Award.  The Holder and the Corporation acknowledge and agree that, notwithstanding any provisions in the Holder’s employment agreement (if any) with the Corporation and/or Subsidiary to the contrary, the

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provisions of this Agreement control the treatment of the PBRSU Award, including but not limited to the treatment of such PBRSU Award on termination of the Holder’s employment for any reason.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INTERSECTIONS INC.

By:__________________________

_____________________________
[Name of Holder]

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Appendix A

I.  Number of RSUs

Threshold Number of RSUs
Target Number of RSUs
Maximum Number of RSUs

II.  Performance Goals

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